                                                                 EXHIBIT a(2)(b)

                                 FIRST AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                         AIM SPECIAL OPPORTUNITIES FUNDS



         THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST OF AIM SPECIAL OPPORTUNITIES FUNDS (the "Amendment") is entered into the 13th day of July, 1999 among Charles T. Bauer, Bruce L. Crockett, Owen Daly II, Edward K. Dunn, Jr., Jack Fields, Carl Frischling, Robert H. Graham, Prema Mathai-Davis, Lewis F. Pennock and Louis S. Sklar, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Amended and Restated Agreement and Declaration of Trust of AIM Special Opportunities Funds, a Delaware business trust (the "Trust") entered into as of November 5, 1998 (the "Agreement").

         WHEREAS, the Trustees of the Trust desire to establish a new portfolio of the Trust and three classes thereof, namely the AIM Large Cap Opportunities Fund and its Class A Shares, Class B Shares and Class C Shares; and

         WHEREAS, Section 2.3 of the Agreement permits the Trustees to establish additional Portfolios and Classes of Shares of such Portfolios and Section 9.7 of the Agreement authorizes the Trustees to amend or otherwise supplement the Agreement by making an amendment, all without prior Shareholder authorization or vote; and

         WHEREAS, in a Unanimous Consent of the Board of Trustees dated _______________, 1999, the Trustees have resolved to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby amend the Agreement as herein set forth below:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:




                                   "SCHEDULE A

                         AIM SPECIAL OPPORTUNITIES FUNDS
                         PORTFOLIOS AND CLASSES THEREOF

                        AIM Large Cap Opportunities Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares

                         AIM Mid Cap Opportunities Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares

                        AIM Small Cap Opportunities Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this First Amendment to Amended and Restated Agreement and Declaration of Trust of AIM Special Opportunities Funds as of the day first above written.


/s/ CHARLES T. BAUER                   /s/ BRUCE L. CROCKETT
-----------------------------------    ------------------------------------
Charles T. Bauer, Trustee              Bruce L. Crockett, Trustee


/s/ OWEN DALY II                       /s/ EDWARD K. DUNN, JR.
-----------------------------------    ------------------------------------
Owen Daly II, Trustee                  Edward K. Dunn, Jr., Trustee


/s/ JACK FIELDS                        /s/ CARL FRISCHLING
-----------------------------------    ------------------------------------
Jack Fields, Trustee                   Carl Frischling, Trustee


/s/ ROBERT H. GRAHAM                   /s/ PREMA MATHAI-DAVIS
-----------------------------------    ------------------------------------
Robert H. Graham, Trustee              Prema Mathai-Davis, Trustee


/s/ LEWIS F. PENNOCK                   /S/ LOUIS S. SKLAR
-----------------------------------    ------------------------------------
Lewis F. Pennock, Trustee              Louis S. Sklar, Trustee
                                       2